UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On April 21, 2016, the Board of Directors (the “Board”) of The Toro Company (“Toro”), upon recommendation of the Nominating & Governance Committee of the Board, increased the size of the Board from ten directors to eleven directors and elected Mr. D. Christian “Chris” Koch to fill the vacancy created by such increase, in each case effective immediately. Mr. Koch joins the class of directors having a term ending at Toro’s Annual Meeting of Shareholders to be held in March 2017. The Board appointed Mr. Koch to the Audit Committee and to the Finance Committee of the Board. There are no arrangements or understandings between Mr. Koch and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of Toro’s last fiscal year, or are currently proposed, regarding Mr. Koch that are required to be disclosed by Item 404(a) of Regulation S-K. In connection with the election of Mr. Koch to the Board, Toro entered into an Indemnification Agreement with Mr. Koch in the same form that Toro has entered into with its other non-employee directors, pursuant to which Toro has agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and Toro’s Restated Certificate of Incorporation and continued director’s and officer’s liability insurance coverage. A copy of the form of Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Koch, 51, is the President and Chief Executive Officer of Carlisle Companies Incorporated (NYSE: CSL), Charlotte, North Carolina, a diversified manufacturing company that manufactures and distributes a broad range of products (“Carlisle”). Since joining Carlisle in 2008, he has served in a variety of roles, including Chief Operating Officer; Group President of Carlisle Diversified Products; President of Carlisle Brake & Friction, Inc.; and as President of Carlisle Asia-Pacific. Mr. Koch has served as President and Chief Executive Officer of Carlisle since January 2016 and he served as President and Chief Operating Officer of Carlisle from May 2014 to January 2016. Prior to his employment at Carlisle, Mr. Koch held a variety of senior management positions at each of Graco Inc. and H.B. Fuller Company. Mr. Koch currently serves on the board of directors of Carlisle and he previously served on the board of directors of Arctic Cat Inc. (NASDAQ: ACAT).

Mr. Koch will receive compensation pursuant to plans and policies applicable to non-employee members of the Board as described on pages 21 to 24 in the Proxy Statement for Toro’s Annual Meeting of Shareholders held on March 15, 2016, under the heading “Director Compensation.”

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by Toro in connection with the announcement of the election of Mr. Koch to the Board.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, Commission File No. 1-8649).

99.1	Press release dated April 21, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: April 21, 2016	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Indemnification Agreement with the members of the Board of Directors (incorporated by reference to Exhibit 10(u) to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, Commission File No. 1-8649).

99.1	Press release dated April 21, 2016 (furnished herewith).